UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Slinger Bag Inc.

(Name of Registrant as Specified In Its Charter)

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SLINGER BAG INC.

2709 N. ROLLING ROAD, SUITE 138

WINDSOR MILL, MARYLAND 21244

INFORMATION STATEMENT

ADDITIONAL MATERIAL

April 5, 2022

Slinger Bag Inc., a Nevada corporation (the “Company”), prepared and mailed an information statement (the “Information Statement”) to the holders of record at the close of business on March 9, 2022 (the “Record Date”), of the common stock of the Company, par value $0.001 per share (the “Common Stock”), on or about March 17, 2022 in connection with actions approved by written consent in lieu of an annual or special meeting to effectuate the following (the “Actions”):

Action 1. To (i) approve a change in the Company’s domicile from the State of Nevada to the State of Delaware, and (ii) authorize any other action deemed necessary to effectuate the Change in Domicile, without further approval authorization of stockholders;

Action 2. To (i) approve a change in the Company’s name to Connexa Sports Technologies Inc, and (ii) authorize any other action deemed necessary to effectuate the Name Change, without further approval authorization of stockholders; and

Action 3. To (i) authorize a reverse stock split of the issued and outstanding shares of Common Stock in the range of a 1-for-2 to 1-for-10 (the “Reverse Stock Split”), and (ii) authorize any other action deemed necessary to effectuate the Reverse Stock Split, without further approval or authorization of stockholders, at any time within 12 months of the approval of this Action.

This Additional Material is first being mailed to holders of record of the Common Stock as of the Record Date on or about April 5, 2022.

On April 4, 2022, it was brought to the attention of the Company that one aspect of the disclosure regarding the effects of the Reverse Stock Split could be confusing to stockholders. Accordingly, the Company is furnishing this Additional Material to remove the potentially confusing sentence from the end of the first paragraph under “Effects of the Reverse Stock Split” in the Information Statement. The first paragraph under “Effects of the Reverse Stock Split” in the Information Statement is hereby amended and superseded by this Additional Material to read as follows:

“Effects of the Reverse Stock Split

Reduction of Shares Held by Individual Stockholders. After the Effective Date each stockholder of our Common Stock (the “Common Stockholder”) will own fewer shares of the Company’s Common Stock. However, the Reverse Stock Split will affect all of the Common Stockholders uniformly and will not affect any Common Stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of its stockholders owning a fractional share as described below. Any fractional share shall be rounded up to the nearest whole share.”